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                                                                  EXHIBIT 3.42.2

                            SERVICO HILTON HEAD, INC.

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                                    BY - LAWS
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                                    ARTICLE I

                                     OFFICES

            Section 1. The registered office shall be located in Greenville, South Carolina.

            Section 2. The corporation may also have offices at such other places both within and without the State of South Carolina as the board of directors may from time to rune determine or the business of the corporation may require.

                                   ARTICLE II
                         ANNUAL MEETINGS OF SHAREHOLDERS

            Section 1. All meetings of shareholders for the election of directors shall be held within or outside the State of South Carolina as may be fixed from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Annual meetings of shareholders, commencing with the year 1997, shall be held on the Second Monday in January unless that day is a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

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            Section 3. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE III
                        SPECIAL MEETINGS OF SHAREHOLDERS

            Section 1. Special meetings of shareholders for any purpose other than the election of directors may be held at such time and place within or without the State of South Carolina as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president, the board of directors, or the holder of not less than one-tenth of all the shares entitled to vote at the meeting.

            Section 3. Written or printed notice of a special meeting stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or persons calling


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the meeting, to each shareholder of record entitled to vote at such meeting.

                                   ARTICLE IV
                           QUORUM AND VOTING OF STOCK

            Section 1. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

            Section 2. If a quorum is present, the affirmative vote of a majority of the shares of stock represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares of stock is required by law or the articles of incorporation.

            Section 3. Each outstanding share of stock, having voting power, shall be entitled to one vote on each matter submitted to vote at a meeting of shareholders. A shareholder may vote either


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in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

            Unless the articles of incorporation otherwise provide, every shareholder entitled to vote has the right to cumulate his votes in an election for directors.

            Section 4. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

            If the articles of incorporation provide that a consent may be signed by fewer than all of the shareholders having voting power on any question, then the consent need be signed only by shareholders holding that proportion of the total voting power on the question which is required by the articles of incorporation or by law, whichever requirement is higher. The consent, together with a certificate by the secretary of the corporation to the effect that the subscribers to the consent constitute all or the required proportion of the shareholders entitled to vote on the particular question, shall be filed with the records of proceedings of the shareholders. If the consent is signed by fewer than all of the shareholders having voting power on the question, prompt notice shall be given to all of the shareholders of the action taken pursuant to the consent.


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                                    ARTICLE V
                                    DIRECTORS

            Section 1. The Board of Directors of the Corporation shall consist of one (1) member. The number of directors may be either increased or decreased from time to time by resolution of the Board of Directors, but shall never be less than one (1). Directors need not be residents of the State of South Carolina nor shareholders of the corporation. The directors, other than the first board of directors, shall be elected at the annual meeting of the shareholders, and each directors elected shall serve until the next succeeding annual meeting and until his successor shall have been elected and qualified. The first board of directors shall hold office until the first annual meeting of shareholders.

            Section 2. Vacancies and newly created directorships resulting from increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A director elected to fill a vacancy, or newly created directorship, shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

            In addition vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify.


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            Section 3. The business affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these by-laws directed or required to be exercised or done by the shareholders.

            Section 4. The directors may keep the books of the corporation, except such as are required by law to be kept within the state, outside of the State of South Carolina, at such place or places as they may from time to time determine.

            Section 5. The board of directors, by the affirmative vote of a majority of the directors them in office, and irrespective of any personal interest to any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise.

                                   ARTICLE VI
                       MEETINGS OF THE BOARD OF DIRECTORS

            Section 1. Meetings of the board of directors, regular or special, may be held either within or without the State of South Carolina.

            Section 2. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be


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present, or it may convene at such place and time as shall be fixed by the consent in writing of all the directors.

            Section 3. Regular meetings of the board of directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the board.

            Section 4. Special meetings of the board of directors may be called by the president on two days' notice to each director, either personally or by mail or by telegram, special meeting shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

            Section 5. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

            Section 6. A majority of the directors shall constitute a quorum for the transaction of business unless greater number is required by law or by the articles of incorporation. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute or by the articles of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting


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from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            Section 7. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

            Section 8. Unless otherwise restricted by the articles of incorporation or these by-laws, members of the board of directors may participate in a meeting of the board of directors, by means of conference telephone or similar communications equipment provided all persons participating in the meeting can hear and communicate with each other, and such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

                                   ARTICLE VII
                               EXECUTIVE COMMITTEE

            Section 1. The board of directors, by resolution adopted by a majority of the number of directors fixed by the by-laws or otherwise, may designate two or more directors to constitute an executive committee, which committee, to the extent provided in such resolution, shall have and exercise all of the authority of the board of directors in the management of the corporation, except


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as otherwise required by law. Vacancies in the membership of the committee shall be filled by the board of directors at a regular or special meeting of the board of directors. The executive committee shall keep regular minutes of its proceedings and report the same to the board when required.

                                  ARTICLE VIII
                                     NOTICES

            Section 1. Whenever, under the provisions of the statutes of the articles of incorporation or of these bylaws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

            Section 2. Whenever any notice whatever is required to be given under the provisions of the statutes or under the provisions of the articles of incorporation or these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


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                                   ARTICLE IX
                                    OFFICERS

            Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a vice-president, a secretary and a treasurer. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held by the same person except the offices of President and Secretary.

            Section 2. The board of directors at its first meeting after each annual meeting at shareholders shall choose a president, one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board.

            Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall exercise such powers and perform such duties as shall be determined from time to time by the board of directors.

            Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

            Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the board of directors. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.


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                                  THE PRESIDENT

            Section 6. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the shareholders and the board of directors, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect.

            Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                               THE VICE-PRESIDENTS

            Section 8. The vice-president, or if there shall be more than one, the vice-presidents, in the order determined by the board of directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president and shall perform such other duties and have other powers as the board of directors may from time to time prescribe.

                     THE SECRETARY AND ASSISTANT SECRETARIES

            Section 9. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the


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board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistance secretary. The board of directors may give general authority to any other officer to affect the affixing by his signature.

            Section 10. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                      THE TREASURER AND ASSISTANT TREASURES

            Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects


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in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

            Section 12. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

            Section 13. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind of his possession or under his control belonging to the corporation.

            Section 14. The assistant treasurer, or, if there shall be more than one, the assistant treasurers in order determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to tome prescribe.


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                                    ARTICLE X
                             CERTIFICATES FOR SHARES

            Section 1. The shares of the corporation shall be represented by certificates signed by the president or a vice-president and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. When the corporation is authorized to issue shares of more than one class there shall be set forth upon the face or back of the certificate, or the certificate shall have a statement that the corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, if the corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined and the relative rights and preferences of subsequent series.

            Section 2. The signatures of the offices of the corporation upon a certificate may be facsimiles of the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, before such certificate is issued, it may be


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issued by the corporation with the same effect as if he were such officer at the date of its issue.

                                LOST CERTIFICATES

            Section 3. The board of directors may direct a new certificate to be issued in place of any certificate therefore issued by the corporation alleged to have been lost or destroyed. When authorizing such issue of a new certificate, the board of directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as its deems expedient, and may require such indemnities as its deems adequate, to protect the corporation from any claim that may be made against it with respect to any such certificate alleged to have been lost or destroyed.

                               TRANSFERS OF SHARES

            Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the corporation.


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                              FIXING OF RECORD DATE

            Section 5. For the purpose of determining shareholders entitled to notice of and to vote at any meeting, or to receive a dividend, or to receive or exercise subscription or other rights, or to participate in a reclassification of stock, or in order to make a determination of shareholders for any other proper purpose, the board of directors may fix in advance a record date for determination of shareholders for such purpose, such date to be not more than seventy days and, if fixed for the purpose of determining shareholders entitled to notice of and to vote at a meeting, not less than ten days, prior to the date on which the action requiring the determination of shareholders is to be taken.

            If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at four o'clock in the afternoon on the day before the day on which notice is given, or, if notice is waived, at the commencement of the meeting. If no record date is fixed, the record date for determining shareholders entitled to express consent to corporate action in writing without meeting shall be the time of the day on which the first written consent is served on the corporation as provided by law.

            A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjournment meeting and


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further provided that the adjourment or adjournments do not exceed thirty days in the aggregate.

                             REGISTERED SHAREHOLDERS

            Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of South Carolina.

                              LIST OF SHAREHOLDERS

            Section 7. The officer or agent having charge of the transfer books for shares shall make a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of each and the number of shares held by each, which list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholders during the whole time of the meeting.


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                                 VOTING RECORD

            Section 8. The officer or agent having charge of the stock transfer books for shares shall make, before each meeting of shareholders, a complete record of the shareholders entitled to vote at shareholder's meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

                                   ARTICLE XI
                               GENERAL PROVISIONS
                                    DIVIDENDS

            Section 1. Subject to the provisions of the articles of incorporation relating thereto, if any, dividends may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to any provisions of the articles or incorporation.

            Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum as the directors from time to time, in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other


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purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

                                 CHECKS

            Section 2. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                              FISCAL YEAR

            Section 3. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                                  SEAL

            Section 4. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, South Carolina." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


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                              ARTICLE XII
                               AMENDMENTS

            Section 1. These by-laws may be altered, amended, or repealed or new by-laws may be adopted at any regular or special meeting of shareholders at which a quorum is present or represented, by the affirmative vote of a majority of the stock entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting.

Dated: May 16, 1996


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